UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2026

_________________________

F&M Bank Corp.
(Exact name of registrant as specified in its charter)

Virginia	000-13273	54-1280811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 1111

Timberville, Virginia 22853

(540) 896-8941

(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 24, 2026, Michael W. Pugh retired from the Board of Directors of F & M Bank Corp. (the “Company”), effective immediately, having reached the mandatory retirement age set forth in the Company’s amended and restated bylaws.

(e) On September 24, 2026, the Board of Directors of the Company approved an amendment to the Company’s 2020 Stock Incentive Plan (the “2020 Plan”). The amendment increased the number of shares of the Company’s common stock that may be issued pursuant to awards under the 2020 Plan from 200,000 shares to 500,000 shares. On the same date, the Board of Directors of the Company also approved an amendment to the Company’s 2023 Directors Stock Incentive Plan (the “2023 Plan”). The amendment increased the number of shares of the Company’s common stock that may be issued pursuant to awards under the 2023 Plan from 25,000 shares to 100,000 shares.

The description of the amendments to the 2020 Plan and the 2023 Plan contained herein do not purport to be complete and are qualified in their entirety by reference to the full text of the amendments, which are filed as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 2 to the F & M Bank Corp. 2020 Stock Incentive Plan
10.2	Amendment No. 1 to the F & M Bank Corp. Directors Stock Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F & M Bank Corp.

	By:	/s/ Lisa F. Campbell
Lisa F. Campbell
Executive Vice President and Chief Financial Officer

Date: September 28, 2026

3